Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Fiscal First Quarter 2025 Financial Highlights:

•Net sales of $459.1 million
•Net income of $29.6 million
•GAAP EPS of $1.89
•Adjusted EBITDA of $62.9 million; 13.7% of net sales
•Cash provided by operating activities of $40.8 million; free cash flow of $29.4 million
•Repurchased 271,460 shares for $24.0 million

WINCHESTER, Virginia (August 27, 2024) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its first fiscal quarter ended July 31, 2024.

“Our team delivered net sales growth in the new construction market, but this was more than offset by weaker than projected demand in the remodel market,” said Scott Culbreth, President and CEO. “Softer demand in the remodel market is expected to continue and we have seen a recent slowdown in new construction single family starts. Despite these macroeconomic demand challenges, we continue to target share gains in all channels to ensure our performance exceeds market demand for the fiscal year.”

First Quarter Results

Net sales for the first quarter of fiscal 2025 decreased $39.1 million, or 7.9%, to $459.1 million compared with the same quarter last fiscal year. Net income was $29.6 million ($1.89 per diluted share and 6.5% of net sales) compared with $37.9 million ($2.28 per diluted share and 7.6% of net sales) last fiscal year. Net income decreased $8.2 million due to a decrease in net sales combined with an unfavorable mark-to-market adjustment on our foreign currency hedging instruments of $6.3 million, partially offset by the roll-off of acquisition-related intangible asset amortization of $11.4 million, which ended in the third quarter of the prior fiscal year, non-recurring pre-tax charge related to the plywood case last fiscal year of $4.9 million, and lower year-over-year incentive compensation. Adjusted EPS per diluted share was $1.89 for the first quarter of fiscal 2025 compared with $2.78 last fiscal year. Adjusted EBITDA for the first quarter of fiscal 2025 decreased $12.3 million, or 16.3%, to $62.9 million, or 13.7% of net sales, compared with $75.2 million, or 15.1% of net sales, last fiscal year.

Balance Sheet & Cash Flow

As of July 31, 2024, the Company had $89.3 million in cash plus access to $322.9 million of additional availability under its revolving credit facility. Also, as of July 31, 2024, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.

Cash provided by operating activities for the current fiscal quarter was $40.8 million and free cash flow totaled $29.4 million. The Company repurchased 271,460 shares, or approximately 1.8% of shares outstanding, for $24.0 million during the first quarter of fiscal 2025. As of July 31, 2024, $65.4 million of funds remained available from the amounts authorized by the Board to repurchase the Company's common stock.

Fiscal 2025 Financial Outlook

For fiscal 2025 (which includes the now completed first quarter) the Company expects:

•Low single-digit decline in net sales year-over-year

AMWD Announces First Quarter Results

August 27, 2024

•Adjusted EBITDA in the range of $225 million to $245 million

“During the first fiscal quarter, we achieved an Adjusted EBITDA of $62.9 million, representing 13.7% of net sales. This outcome was influenced by the weaker sales in the repair and remodel market during the quarter. Despite this, our teams remain dedicated to optimizing our platform expansion investments and have continued making operational improvements, positioning us well for when macro housing conditions improve,” stated Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “We remain committed to investing back in the business and continued returns to our shareholders by repurchasing 1.8% of our shares outstanding.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,600 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces First Quarter Results

August 27, 2024

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended
	July 31,
	2024	2023

Net sales	$459,128	$498,255
Cost of sales & distribution	366,262	388,646
Gross profit	92,866	109,609
Sales & marketing expense	24,337	24,360
General & administrative expense	21,502	35,594
Restructuring charges, net	—	(172)
Operating income	47,027	49,827
Interest expense, net	2,290	2,437
Other expense (income), net	5,240	(1,075)
Income tax expense	9,864	10,615
Net income	$29,633	$37,850

Earnings Per Share:
Weighted average shares outstanding - diluted	15,673,570	16,589,481

Net income per diluted share	$1.89	$2.28

AMWD Announces First Quarter Results

August 27, 2024

Condensed Consolidated Balance Sheet
(Unaudited)
	July 31,	April 30,
	2024	2024

Cash & cash equivalents	$89,265	$87,398
Customer receivables, net	117,183	117,559
Inventories	177,119	159,101
Income taxes receivable	5,581	14,548
Prepaid expenses and other	26,074	24,104
Total current assets	415,222	402,710
Property, plant and equipment, net	252,366	272,461
Operating lease right-of-use assets	141,751	126,383
Goodwill, net	767,612	767,612
Other long-term assets, net	46,472	24,699
Total assets	$1,623,423	$1,593,865

Current maturities of long-term debt	$2,704	$2,722
Short-term lease liability - operating	30,685	27,409
Accounts payable & accrued expenses	175,967	165,595
Total current liabilities	209,356	195,726
Long-term debt, less current maturities	372,175	371,761
Deferred income taxes	5,176	5,002
Long-term lease liability - operating	118,665	106,573
Other long-term liabilities	4,212	4,427
Total liabilities	709,584	683,489
Stockholders' equity	913,839	910,376
Total liabilities & stockholders' equity	$1,623,423	$1,593,865

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	July 31,
	2024	2023

Net cash provided by operating activities	$40,811	$86,721
Net cash used by investing activities	(11,394)	(14,223)
Net cash used by financing activities	(27,550)	(24,580)
Net increase in cash and cash equivalents	1,867	47,918
Cash and cash equivalents, beginning of period	87,398	41,732

Cash and cash equivalents, end of period	$89,265	$89,650

AMWD Announces First Quarter Results

August 27, 2024

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) net gain/loss on debt forgiveness, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles, (4) net gain/loss on debt forgiveness, and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification, and the amortization of customer relationship intangibles. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces First Quarter Results

August 27, 2024

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended
	July 31,
(in thousands)	2024	2023

Net income (GAAP)	$29,633	$37,850
Add back:
Income tax expense	9,864	10,615
Interest expense, net	2,290	2,437
Depreciation and amortization expense	12,802	11,745
Amortization of customer relationship intangibles	—	11,417
EBITDA (Non-GAAP)	$54,589	$74,064
Add back:
Acquisition and restructuring related expenses (1)	—	20
Non-recurring restructuring charges, net (2)	—	(172)
Change in fair value of foreign exchange forward contracts (3)	5,309	(1,015)
Stock-based compensation expense	2,941	2,247
Loss on asset disposal	58	7
Adjusted EBITDA (Non-GAAP)	$62,897	$75,151

Net Sales	$459,128	$498,255
Net income margin (GAAP)	6.5%	7.6%
Adjusted EBITDA margin (Non-GAAP)	13.7%	15.1%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces First Quarter Results

August 27, 2024

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	July 31,
(in thousands, except share data)	2024	2023

Net income (GAAP)	$29,633	$37,850
Add back:
Acquisition and restructuring related expenses	—	20
Non-recurring restructuring charges, net	—	(172)
Amortization of customer relationship intangibles	—	11,417
Tax benefit of add backs	—	(2,940)
Adjusted net income (Non-GAAP)	$29,633	$46,175

Weighted average diluted shares (GAAP)	15,673,570	16,589,481

EPS per diluted share (GAAP)	$1.89	$2.28
Adjusted EPS per diluted share (Non-GAAP)	$1.89	$2.78

Free Cash Flow

	Three Months Ended
	July 31,
	2024	2023

Net cash provided by operating activities	$40,811	$86,721
Less: Capital expenditures (1)	11,399	14,227
Free cash flow	$29,412	$72,494

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces First Quarter Results

August 27, 2024

Net Leverage

Twelve Months Ended
July 31,
(in thousands)	2024

Net income (GAAP)	$108,000
Add back:
Income tax expense	35,001
Interest expense, net	8,060
Depreciation and amortization expense	49,394
Amortization of customer relationship intangibles	19,027
EBITDA (Non-GAAP)	$219,482
Add back:
Acquisition and restructuring related expenses (1)	27
Non-recurring restructuring charges, net (2)	(26)
Change in fair value of foreign exchange forward contracts (3)	7,868
Stock-based compensation expense	11,375
Loss on asset disposal	1,793
Adjusted EBITDA (Non-GAAP)	$240,519

As of
July 31,
2024
Current maturities of long-term debt	$2,704
Long-term debt, less current maturities	372,175
Total debt	374,879
Less: cash and cash equivalents	(89,265)
Net debt	$285,614

Net leverage (4)	1.19

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended July 31, 2024.

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